Exhibit 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into McMoRan Exploration Co.'s previously filed Registration Statements on Form S-3 (File No. 333-95195) and on Forms S-8 (File Nos. 333-67485,333-67963 and 333-57484).



                                  /s/ ARTHUR ANDERSEN LLP

  New Orleans, Louisiana
  April 16, 2002